Exhibit 99.1

FOR IMMEDIATE RELEASE

Rentech Advances Bio-Energy Strategy through Acquisition of SilvaGas and Investment in ClearFuels

Transactions give Rentech biomass gasification technologies, licensing agreements, and pipeline of development projects to produce renewable fuels and power

LOS ANGELES (June 24, 2009) – Rentech, Inc. (NYSE AMEX: RTK) announced today that it has completed two investment agreements with biomass gasification technology companies. These agreements represent major steps forward in Rentech’s strategy of offering integrated solutions for the conversion of various types of urban and rural biomass feedstocks into high-value energy products such as renewable synthetic jet fuel, diesel fuel and electric power.

Rentech has signed a definitive agreement to acquire 100% of SilvaGas Corporation (SilvaGas) and its commercial-scale biomass gasification technology, which converts urban waste feedstocks into synthesis gas (syngas).

Rentech has also executed agreements with ClearFuels Technology Inc. (ClearFuels), a bio-energy gasification and project development company, whose technology converts rural virgin cellulosic biomass feedstocks into syngas. Rentech has acquired a 25% ownership interest in ClearFuels, and has agreed to the installation of a ClearFuels biomass gasifier at the Company’s Product Demonstration Unit (PDU). The agreement with ClearFuels provides for multiple licensing agreements for the Rentech Process at bio-energy facilities under development by ClearFuels.

With the SilvaGas acquisition, Rentech acquires a biomass gasification technology that has operated at commercial scale and is planned for deployment at Rentech’s Rialto Renewable Energy Center under a licensing agreement with SilvaGas. The SilvaGas gasifier can handle urban waste streams that are more varied than the virgin biomass streams that the ClearFuels gasifier has been optimized to convert.

ClearFuels’ technology can convert rural virgin biomass feedstocks into synthesis gas that is cleaner and requires less conditioning, leading to highly efficient conversion into synthetic liquid fuels. Commercial deployment of the ClearFuels technology first requires the construction and operation of a demonstration scale facility, on which Rentech and ClearFuels will collaborate by placing a ClearFuels gasifier at Rentech’s PDU in Colorado.

Integration of these complementary gasification technologies with Rentech’s proprietary syngas conditioning and cleanup technology and the Rentech Process will enable Rentech to offer integrated packages for renewable fuels and power production. These offerings can be tailored to optimize the conversion of a variety of renewable feedstock types into ultra-clean diesel fuel, jet fuel and electric power.

The life-cycle carbon footprint of renewable fuels and power facilities using either gasifier, coupled with the Rentech Fischer-Tropsch Process for synthetic fuels, can be near zero. The renewable synthetic diesel and jet fuels produced at these facilities will meet all applicable fuels standards, be compatible with existing engines and pipelines, and burn cleanly, with emissions of particulates and other regulated pollutants significantly lower than emissions of traditional fuels. Fuels produced from the Fischer-Tropsch process are the only alternative fuel type currently certified for use by the U.S. Air Force. These fuels are also in the process of receiving formal certification by the Federal Aviation Administration for use in commercial aircraft.

The renewable fuels produced from biomass using Rentech’s technologies will meet the federally-mandated Renewable Fuels Standard (RFS). The RFS requires minimum annual levels of renewable fuel production in the U.S. and sets a standard that starts at 9 billion gallons in 2008 and rises to 36 billion gallons by 2022. Of the latter total, 21 billion gallons are required to be obtained from advanced biofuels production.

The renewable power produced using either gasifier is expected to qualify under the Renewable Portfolio Standard (RPS) program, which requires utilities to increase the amount of electric power they sell from qualified renewable energy resources. According to the Energy Information Administration (EIA), as of November 2008, 28 states and the District of Columbia had legislatively mandated RPS programs. The EIA estimates that electricity generated from biomass will comprise nearly 30 percent or 243 billion Kilowatt-hours of renewable electricity in 2030.

Further details on each transaction follow.

Rentech’s Acquisition of SilvaGas Corporation and its Commercial Biomass Gasification Technology

Rentech has signed a definitive agreement to acquire SilvaGas Corporation (SilvaGas). SilvaGas owns patented gasification technology that has operated at commercial scale, for the production of synthesis gas (syngas) from a variety of urban biomass feedstocks such as woody green waste.

By owning its own biomass gasification technology, Rentech can control and fully integrate the technologies required for production of bio-energy, and deploy biomass gasification facilities at lower overall cost than through continued licensing of the technology.

D. Hunt Ramsbottom, President and Chief Executive Officer of Rentech, commented, “With the acquisition of SilvaGas’ biomass gasification process, Rentech will own a complete technology offering for the production of renewable fuels and power. This biomass gasification technology provides us with the flexibility to choose from multiple low-value urban feedstocks to produce any of several high-value products such as jet and diesel fuels and power, depending on the market we are in.”

Doug Miller, Executive Vice President of Renewable Energy Businesses for Rentech, added, “With this acquisition, we believe we have an unmatched, fully-integrated solution for the production of clean fuels from biomass. Both biomass gasification and the clean-up and conditioning of syngas necessary for fuels production are significant barriers to entry for the production of renewable synthetic fuels that we believe we have overcome.”

The SilvaGas biomass gasification technology was developed with approximately $100 million in funding from sources including private investors and the U.S. Department of Energy (DOE). The technology has operated successfully on a commercial scale at a facility in Burlington, VT. At this facility, a gasifier that used the SilvaGas technology was built in partnership with the DOE, National Renewable Energy Laboratory (NREL) and Battelle Columbus Laboratory. The gasifier converted 400 dry tons per day of wood-based biomass into syngas used for power production. The SilvaGas gasifier operated on this scale between 1998 and 2001 during a series of operating campaigns. Prior to that, the SilvaGas process was tested at pilot scale during more than 22,000 hours of operation.

Rentech’s acquisition of SilvaGas Corporation will be completed as a merger of SilvaGas Holdings into a wholly-owned subsidiary of Rentech. The initial consideration will consist of approximately14.7 million shares of Rentech common stock, approximately 6.8 million of which will be held in escrow for up to three years to provide for certain possible expenses and to support indemnifications provided by the shareholders of SilvaGas. The shares are subject to certain restrictions on sale. Additional consideration may be paid upon the completion and testing of Rentech’s first commercial gasifier using the SilvaGas technology. Depending on the performance of that gasifier, such additional consideration may vary from zero to the sum of 6.25 million shares of Rentech common stock and $5.5 million of shares of Rentech common stock, evaluated at the trading price of Rentech stock at the time of determination. The complete terms of the transaction will be available in a Form 8-K filed by the Company.

The small incremental operating costs associated with the merger consist mainly of salaries and expenses for a small number of personnel and consultants with expertise in the SilvaGas technology. Management and further development of the SilvaGas technology will be integrated with Rentech’s existing technology management organization. With the merger, Rentech will not pay licensing fees that would have been payable to SilvaGas under the licensing agreement for the Rialto Project. Rentech expects to generate licensing revenues from projects that would use the gasifier at facilities integrated with the Rentech Process, or separately from applications such as stand-alone renewable electric power facilities or natural gas substitution.

Rentech’s Acquisition of a 25% Ownership Interest in ClearFuels Technology Inc., a Bio-Energy Gasification and Development Company

Rentech has acquired a 25% ownership interest in ClearFuels Technology Inc. (ClearFuels), a bio-energy gasification and project development company, following a review of dozens of gasification technologies.

ClearFuels, established in 1998, has exclusive rights to a proprietary flexible biomass gasification technology platform that converts multiple rural cellulosic biomass feedstocks such as sugarcane bagasse and virgin wood waste into clean synthesis gas (syngas) suitable for integration with synthesis gas-to-liquids technologies. ClearFuels’ biomass gasification process will be combined with the Rentech Fischer-Tropsch Process for the production of renewable synthetic jet and diesel fuels at commercial-scale facilities.

ClearFuels has signed an exclusive worldwide license with Rentech for the use of Rentech’s patented and proprietary Fischer-Tropsch synthetic fuels technology for the production of renewable drop-in fuels from sugarcane bagasse. ClearFuels has also signed a license with Rentech for the use of the Rentech Fischer-Tropsch Process for the production of renewable synthetic fuels from virgin wood waste at up to twelve U.S.-based projects to be developed by ClearFuels

ClearFuels has begun development of multiple commercial scale biomass-to-energy projects in the southeastern United States, Hawaii and internationally. These projects will use an integrated ClearFuels-Rentech design pursuant to the licensing agreements and will be co-located at sugar mills and wood processing facilities. The U.S. wood waste projects alone are estimated to have an aggregate annual capacity of more than 100 million gallons of renewable synthetic fuels and 30 MW of renewable power.

ClearFuels plans to build a 20 ton-per-day biomass gasifier designed to produce syngas from bagasse, virgin wood waste and other cellulosic feedstocks at Rentech’s Product Demonstration Unit (PDU) in Colorado, which the Company believes is the only operating synthetic transportation fuels facility in the U.S. The gasifier will be integrated with Rentech’s Fischer-Tropsch Process and UOP’s upgrading technology to produce renewable drop-in synthetic jet and diesel fuels at demonstration scale. The agreement provides that Rentech will continue to operate the PDU as already planned, but using the syngas from the ClearFuels gasifier, while ClearFuels will pay all incremental costs of building and operating the biomass gasifier. This joint demonstration is anticipated to lead to the final design basis for the commercial facilities that will use the combined technologies.

D. Hunt Ramsbottom, President and Chief Executive Officer, of Rentech, said, “Rentech is quickly becoming a leader in the bio-energy market by securing and integrating a portfolio of technologies for the production of renewable synthetic fuels from a variety of rural and urban biomass waste feedstocks. By strategically aligning ourselves with biomass gasification technologies that can be integrated with our synthetic fuels technology, we are among the first to capture bio-energy market opportunities across a broad spectrum of feedstocks. Mr. Ramsbottom continued, “We will target rural biomass feedstocks with the ClearFuels gasification technology while pursuing urban biomass feedstocks with SilvaGas’ gasification process for renewable fuels and power production.”

Eric Darmstaedter, Chief Executive Officer of ClearFuels, commented, “ClearFuels is excited to partner with Rentech, a leader in renewable synthetic fuels technology. We believe the integration of our High Efficiency HydroThermal Reformation (HEHTR) biomass gasification technology with the Rentech Fischer-Tropsch Process to produce high-value fuels will create a unique technology platform that can take advantage of the multi-billion gallon mandated market for cellulosic advanced bio-fuels in the United States and internationally. Collaborating at Rentech’s PDU, we plan to establish our technology at demonstration scale, and accelerate our commercial deployment by developing projects jointly with Rentech.”

Over the course of 20 years, more than $20 million has been invested in the development of the technology underlying the highly efficient ClearFuels HEHTR technology platform. Between 1987 and 2004, Pearson Technologies, Inc. developed and tested the underlying biomass gasification technology at a 5 ton-per-day pilot scale facility in Mississippi, converting a wide range of feedstocks including bagasse, wood waste, rice straw and corn stover, into syngas during over 10,000 hours of operation. From 2005 to 2007, ClearFuels co-funded additional testing of the gasification process for the conversion of bagasse into syngas. Multiple third parties, including Idaho National Laboratory and Hawaii Natural Energy Institute, have independently validated the results of the biomass gasification testing at the pilot facility. ClearFuels has since further developed the HEHTR technology platform with its EPC and fabrication partners.

As consideration for its 25% ownership interest in ClearFuels, ClearFuels will receive a warrant to purchase up to 5 million shares of Rentech common stock, access to the PDU for construction and operation of a ClearFuels gasifier, and certain rights to license the Rentech Fischer-Tropsch Process, including the exclusive right for projects using bagasse as a feedstock. The warrant will vest in 3 tranches based on the achievement by ClearFuels of established milestones. Exercise prices for the three tranches of the warrant will be set at the market price of Rentech stock at the time of vesting. The complete terms of the warrant will be available in a Form 8-K filed by the Company.

Management Conference Call

Rentech’s senior management team will discuss both transactions on a conference call to be held on Tuesday, June 30 at 1:30 p.m. PDT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing 800-935-5014 or 212-231-2900. An audio webcast of the call will be available at www.rentechinc.com within the Investor Relations portion of the site under the Presentations section. A replay will be available by audio webcast and teleconference from 3:30 p.m. PDT on June 30 through 3:30 p.m. PDT on July 7. The replay teleconference will be available by dialing 800-633-8284 or 402-977-9140 and the reservation number 21429651.

About Rentech, Inc.

Rentech, Inc. (www.rentechinc.com), incorporated in 1981, provides clean energy solutions. The Rentech Process is a patented and proprietary technology that converts synthesis gas from biomass and fossil resources into hydrocarbons that can be processed and upgraded into ultra-clean synthetic fuels, specialty waxes and chemicals. Rentech Energy Midwest Corporation, the Company’s wholly-owned subsidiary, manufactures and sells fertilizer products including ammonia, urea ammonia nitrate, urea granule and urea solution to the corn-belt region.

About SilvaGas Corporation

SilvaGas Corporation (www.silvagas.com) has developed patented biomass gasification technology that has operated at commercial scale for the conversion of forest residue, municipal solid waste, agricultural waste and energy crops into synthesis gas that can be used for renewable power production or natural gas substitution. The Company’s biomass technology has been licensed by Rentech, Inc. for renewable synthetic fuels and power production at its Rialto Renewable Energy Center.

About ClearFuels Technology Inc.

ClearFuels (www.clearfuels.com) and its partners are developing advanced sustainable biorefineries that convert multiple mixed cellulosic biomass feedstocks into sustainable, high-value energy products including renewable Fischer-Tropsch (“FT”) diesel and jet fuel, ethanol, hydrogen and power at industry-leading yields. The ClearFuels proprietary thermochemical conversion process is based on its advanced High Efficiency Hydrothermal Reformation (HEHTR) technology for biomass-to-syngas conversion (BTG). This modular flexible BTG technology platform, in combination with various synthetic gas-to-liquid (GTL) technologies and co-locating its biorefineries at wood and other biomass processing facilities, provides a reduced risk, lower overall cost commercial strategy in line with ClearFuels vision for production of clean clear biofuels.

Safe Harbor

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 about matters such as the anticipated closing of the Company's acquisition of SilvaGas Corporation, the capabilities of the SilvaGas and ClearFuels biomass gasification technologies, the ability to integrate the gasification technologies with Rentech technologies, the qualification of the renewable power and fuels to be produced from the technologies, the characteristics of the renewable fuels to be produced from the technologies, the Company’s development of a proposed synthetic fuels facility in Rialto, California and ClearFuels’ proposed development projects using integrated technologies. These statements are based on management's current expectations and actual results may differ materially as a result of various risks and uncertainties. Other factors that could cause actual results to differ from those reflected in the forward-looking statements include the ability of Rentech and SilvaGas to complete the closing conditions necessary to complete the acquisition of SilvaGas, the ability of the parties to create and successfully market a combined technology offering, the financial means of Rentech and ClearFuels to build their proposed projects, fluctuations in commodities prices including the price of oil and the materials necessary to construct a project, the impact of changing government regulations on the project permitting process and the qualification of renewable power and fuels and factors set forth in the Company's press releases and periodic public filings with the Securities and Exchange Commission, which are available via Rentech's web site at www.rentechinc.com. The forward-looking statements in this press release are made as of the date of this release, and Rentech does not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law.

For more information

Please contact: Julie Dawoodjee, Vice President of Investor Relations and Communications, Rentech, Inc. at 310-571-9800, extension 341, or by email at ir@rentk.com.